UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Commission File No. 33-18978

TEL-INSTRUMENT ELECTRONICS CORP.
(Name of Registrant as specified in its charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tel-Instrument Electronics Corp.
One Branca Road
East Rutherford, NJ 07073

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
January 18, 2017

The annual meeting of shareholders (the “Annual Meeting”) of Tel-Instrument Electronics Corp. (the “Company”) will be held at the Company’s principal office, One Branca Road, East Rutherford, NJ, on Wednesday, January 18, 2017 at 4:00 p.m. EST, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect five directors for one year terms.

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.

3.	To consider and conduct a non-binding advisory vote on a proposal to approve the Company’s executive compensation.

4.	To ratify the adoption of the 2016 Stock Option Plan of Tel-Instrument Electronics Corp., the form of which is attached to the Proxy Statement as Appendix A.

5.	To act upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

Shareholders of record at the close of business on December 16, 2016, are entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment thereof.

We hope that you are able to attend our Annual Meeting.

Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, dating, and signing the enclosed Proxy Card exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.  Proxies may be revoked at any time before they are exercised, in the manner set forth in the Proxy Statement, and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter properly brought before the meeting.

This Proxy Statement, the accompanying form of Proxy Card and President’s Letter are being mailed on or about December 23, 2016 to stockholders entitled to vote.  The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, and Quarterly Report on Form 10-Q for the period ended September 30, 2016, which contain consolidated financial statements, are being mailed with this Proxy Statement, but are not a part of the proxy solicitation materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on January 18, 2017.

This Proxy Statement, the Annual Report on Form 10-K for fiscal year ended March 31, 2016, and Quarterly Report on Form 10-Q for the period ended September 30, 2016 are available at our corporate website at www.telinstrument.com under “Company” and then go to “Investor Relations”.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey C. O’Hara
     Jeffrey C. O’Hara
     President and Chief Executive Officer
East Rutherford, NJ
December 27, 2016

Tel-Instrument Electronics Corp.
One Branca Road
East Rutherford, NJ 07073

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
January 18, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies

This Proxy Statement and Proxy Card are furnished in connection with the solicitation of proxies by Tel-Instrument Electronics Corp. (the “Company” or “Tel”) for use at the annual meeting of shareholders to be held at 4:00 p.m. EST, on Wednesday, January 18, 2017 at the Company’s facilities located at One Branca Road, East Rutherford, NJ, or at any adjournment or postponement thereof (the “Annual Meeting”).  The Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended March 31, 2016 (the “Annual Report”), and our Quarterly Report on Form 10-Q for the period ended September 30, 2016, have been mailed to you with this Proxy Statement, but are not part of the proxy soliciting material.

You may vote at the meeting in person or by proxy.  We recommend that you vote, sign and date the enclosed Proxy Card, and return it promptly in the enclosed postage paid envelope, even if you plan to attend the meeting.  You can always change your vote at the meeting in the manner set forth below under “Revocability of Proxies.”  Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for some, all, or none of the director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

All shares of common stock represented at the meeting by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications.  Shares represented by properly executed and returned proxies, on which no specification has been made, will be voted: (1) for the election of the nominees for director named herein; (2) for the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017; (3) for the non-binding advisory vote on executive compensation; and (4) for the ratification of the adoption of the 2016 Stock Option Plan.

If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment.  The Company is unaware of any matters which will be submitted to shareholders for action, other than as stated in the Proxy Card.

This Notice of Annual Meeting, this Proxy Statement, and the related Proxy Card are first being mailed to shareholders on or about December 27, 2016.

Record Date and Outstanding Common Stock

The Board of Directors (the “Board”) has fixed the close of business on December 16, 2016, as the record date (the “Record Date”) for determining the holders of outstanding shares of common stock entitled to notice of, and to vote at, the Annual Meeting.  As of the Record Date, there were 3,255,887 shares of common stock issued, outstanding, and entitled to vote.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the Record Date.  Shareholders are entitled to vote their shares for each proposal and for each nominee, and cumulative voting is not permitted. Shareholders may vote separately for each nominee.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or nominee (the “Record Holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the Record Holder how to vote your shares, and the Record Holder is required to follow your instructions. If you do not give instructions to your bank, broker or nominee, it will nevertheless be entitled to vote your shares in its discretion for the ratification of the independent auditors, but will not be permitted to vote on any other matters, including proposal 1, election of directors, and any other matters which may be submitted properly at the meeting, and your shares will be considered broker non-votes on these matters, if any.   Broker non-votes on a proposal are shares held by brokers that do not have discretionary authority to vote on the matter, have not received voting instructions from their clients and do not vote on specific proposals.

The presence in person or by proxy, of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at a meeting.  An affirmative vote of a majority of the shares of common stock present in person or by proxy, at a meeting where there is a duly constituted quorum is necessary to adopt any matter submitted for vote.  All votes will be tabulated by the inspector of election for the meeting appointed by the directors and who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Proxies, properly executed by the beneficial owner of the shares, on which no specification has been made will be counted for quorum purposes and voted for the election of the nominees for director listed below, for ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, for approval of the Company’s executive compensation, for the ratification of the adoption of the 2016 Stock Option Plan and, if any, for other matters that are properly raised at the meeting, we will use our best judgment to vote your proxy.  As of the date of this Proxy Statement, we are unaware of any other matters to be voted on.  If you mark the Proxy Card indicating withholding of your vote, the equivalent to abstaining, your proxy will be counted in determining the quorum, but will not be a vote cast and, therefore, it will have the effect of a vote cast “against” the proposal.

Tel will pay the expenses incurred in connection with the solicitation of proxies and we are soliciting proxies principally by mail.  In addition, directors, officers, and regular employees may solicit proxies, personally or by telephone, for which they will receive no consideration other than their regular compensation.  We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held by them, as of the Record Date, and will reimburse such persons for their reasonable expenses so incurred.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by; (a) executing a later-dated proxy relating to the same shares and meeting and delivering it to our Corporate Secretary before the vote at the meeting; (b) filing a written notice of revocation bearing a later date than his proxy, with our Corporate Secretary, before the vote at the meeting; or (c) appearing in person at the meeting, filing a written notice of revocation with the Corporate Secretary and voting in person the shares to which the proxy relates.  Any written notice or subsequent proxy should be delivered to Tel-Instrument Electronics Corp., One Branca Road, East Rutherford, NJ 07073, Attention:  Joseph P. Macaluso.

Householding of Proxy Materials

To reduce printing costs and postage fees of sending duplicate proxy materials, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.”  Under this practice, stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy soliciting materials and would like to request a separate copy of these materials, please send your request to the Company, One Branca Road, East Rutherford, NJ 07073, Attention: Joseph P. Macaluso. We will deliver the requested documents promptly upon your request.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

General

The Board currently consists of five directors elected annually.  Pursuant to the By-Laws, the number of directors shall be not less than three and not more than nine directors, and the directors may elect a director to fill a term until the following annual meeting of shareholders, provided that there is an opening. The five director candidates named below have been nominated for one-year terms.  Please see “Nominating Committee” below for the Company’s nominating procedures

Each candidate currently serves as a director.  None of the candidates, except for Jeffrey O’Hara, who serves as President and Chief Executive Officer, are employed by the Company; Messrs. Leon, Rice, and Walker are independent as defined in the rules of the NYSE MKT.

It is intended that votes will be cast pursuant to the enclosed proxy card for the election of the nominees listed in the table below, except for those proxies that expressly withhold such authority.  Shareholders do not have cumulative voting rights with respect to the election of directors, and each proxy will be voted for the number of shares held for each of the five nominees (unless authority is withheld).  If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the appointed proxies may recommend in the place of such nominee.  We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting, where a quorum is present, shall be elected to the Board for one year and until their successor is duly elected and qualified.  (The number of shares voted “For” a nominee must exceed the number of shares voted “Withhold Authority for that Nominee”.)  The officers, directors, and affiliates, who own approximately 48% of the outstanding shares of common stock (See “Security Ownership” below), have stated that they will vote their shares for the five nominees listed below.  The Board recommends that shareholders vote FOR each of the nominees listed below.  Unless you indicate otherwise, your proxy will be voted for the election of the nominees listed below.

Information Regarding the Nominees

Robert H. Walker (1) (2) (5) (80)	Director and Chairman of the Board	1984

Jeffrey C. O’Hara, CPA (3) (4) (58)	Director; President and Chief Executive Officer	1998

Stephen A. Fletcher (3) (56)	Director	2011

George J. Leon (1) (2) (73)	Director	1986

Robert A. Rice (1) (2) (61)	Director	2004

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Mr. Fletcher is the son of Mr. Harold K. Fletcher, the former Chairman of the Company who passed away in 2011, and the brother-in-law of Jeffrey C. O’Hara, the Company’s Chief Executive Officer.
(4)	Mr. O’Hara has served as a member of the Board since 1998 and was appointed President of the Company in 2007, and as Chief Executive Officer in December 2010.
(5)	Mr. Walker has served as a member of the Board since 1984 and was appointed Chairman of the Board in April 2011.

Background of Directors

Robert H. Walker has served as member of our Board since 1984 and was elected Chairman of the Board in April 2011. Mr. Walker, prior to his retirement in 1998, had served as Executive Vice President of Robotic Vision Systems, Inc., which designs, manufactures, markets and sells automated two-dimensional and three-dimensional machine vision-based products and systems for inspection, measurement and identification. Mr. Walker also served as Chief Financial Officer of that Company, whose shares were listed on the NASDAQ National Market. Mr. Walker qualifies as the Company’s “Audit Committee Financial Expert” as defined in the regulations promulgated under the Securities Exchange Act.

Mr. Walker’s qualifications for serving on the Board include his experience and expertise in accounting and financial reporting, complex financial transactions and corporate governance, as well as operations and general manufacturing.

Jeffrey C. O’Hara, CPA has served as a member of the Board since 1998, and was made a Vice President in 2005, COO in 2006, and has been President since 2007.  Mr. O’Hara was made CEO of the Company in December 2010. Prior to joining the Company, Mr. O’Hara held various management positions at General Motors, and other mid-sized private companies. Mr. O’Hara has extensive financial, marketing and operations experience and he has held executive positions as both a Chief Financial Officer and President. Mr. O’Hara has also served on several Boards of other companies.

We believe that Mr. O’Hara’s qualifications for serving on the board include his expertise in general management, finance, corporate governance and strategic planning, as well as his extensive experience in manufacturing and operations and M&A.

Stephen A. Fletcher is the Chief Executive Officer of Rand McNally, where he is actively leading the transformation of this 160 year American company from mapmaker and publisher to digital electronics and telematics provider for automotive and heavy-duty truck industries, business that now comprise 70 percent of revenue. Prior to Rand McNally, Mr. Fletcher served as a WW general manager at Kodak for more than six years and led a far-reaching organization with operations around the globe.  Before Kodak, he was President and COO of Konica Minolta Printing Solutions in Ramsey, New Jersey.  Mr. Fletcher was also President and CEO of the Tally Printer Corporation in Seattle, Washington and held marketing management positions at Apple Computer and Hewlett Packard.

We believe that Mr. Fletcher’s qualifications to serve on the Board include: general management expertise, manufacturing and operations experience, strategic planning expertise, corporate governance expertise as well as marketing expertise

George J. Leon has served as a member of the Board since 1986. Mr. Leon has substantial experience in finance, and as an investment manager. He is and has been an investment manager and beneficiary of the George Leon Family Trust for more than five (5) years.

Mr. Leon’s qualifications for serving on the Board include his extensive expertise in finance, corporate development and corporate governance.

Robert A. Rice has served as a member of the Board since 2004. Mr. Rice is, and has been for more than 5 years, President and Owner of Spurwink Cordage, Inc. a textile manufacturing company located in New England, and is experienced in securities matters and business management.

Mr. Rice’s qualifications for serving on the Board include his in-depth expertise in finance and related functions as well as general management and business, and his extensive experience in operations.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

The Board is responsible for supervision of the overall affairs of the Company.  The Board held four meetings during the fiscal year 2016, and each of the nominee directors attended all of the meetings. The Company expects directors to attend all Board, committee, and shareholder meetings. Three of the directors, Messrs Leon, Rice and Walker, are independent under the Rules of the NYSE-MKT.

Robert H. Walker was elected Chairman of the Board by the directors at their April 13, 2011 meeting of the Board upon the passing of Harold K. Fletcher who had been Chief Executive Officer and Chairman of the Board since 1982. Jeffrey C. O’Hara was elected the Chief Executive Officer in December 2010.

The Board and, separately, the Audit Committee review and provide oversight of risks and potential risks involving the Company’s operations.  The Board reviews and evaluates the process used to assess major risks facing the company and to periodically review assessments prepared by senior management of such risks, as well as options for their mitigation. Frequent interaction between the directors and members of senior management assists in this effort. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements.

To assist it in carrying out its duties, the Board has delegated certain authority to committees.  The Board has established standing Audit and Compensation Committees, and has delegated nominating responsibility to the three directors who are independent under the Rules of the NYSE MKT (“NYSE MKT Rules”).  Our Audit and Compensation Committees consist of only independent, non-employee directors.

Code of Conduct

The Company has had corporate governance standards and policies, regulating officer, director and employee conduct for many years.  In fiscal 2004, we reviewed our standards and policies and incorporated them into our Code of Business Conduct, which we believe satisfies the rules promulgated by the SEC and the NYSE MKT.  The Code applies to all employees, including our Chief Executive Officer and our Principal Accounting Officer, and is available to any shareholder free of charge, by submitting a written request to the Company, One Branca Road, East Rutherford, NJ  07073, Attention: Joseph P. Macaluso.

Audit Committee

The Board established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and of the Rules of the NYSE MKT.  The Audit Committee is comprised of Messrs. Walker (Chairman), Leon, and Rice.  Messrs. Walker, Leon, and Rice are independent, as that term is defined under the Securities Exchange Act of 1934, and Mr. Walker is a financial expert as defined in the rules promulgated by the SEC pursuant to that Act. Mr. Walker served as director and Executive Vice President of Robotic Vision Systems, Inc., a reporting company, and as its principal financial officer for over 15 years.

The Audit Committee reviews the Company’s financial statements, and oversees the Company’s accounting, audits, internal controls, and adherence to its Business Conduct Guidelines.  The Committee also appoints and recommends to the Board the Company’s independent registered public accounting firm and reviews, evaluates, and approves the independent registered public accountants’ compensation, services performed, and procedures for ensuring its independence with respect to the Company.  The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix B.

During fiscal 2016, all three members of the Audit Committee attended all four (4) of the Audit Committee meetings.  In the opinion of the Board, and as defined under NYSE MKT Rules, Messrs. Walker, Leon and Rice are independent of management and free of any relationship which might interfere with their exercise of independent judgment as members of this committee.

The Audit Committee has: (i) reviewed and discussed with management, and with BDO USA, LLP, (the “Auditors”) the Company’s audited financial statements for the fiscal year ended March 31, 2016; (ii) discussed with the Auditors the matters required to be discussed by PCAOB Standard 16, as amended, as adopted by the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence; and (iv) discussed with the Auditors their independence from the Company.  The Audit Committee has also discussed with management of the Company and the Auditors such other matters and received such assurances from them as it deemed appropriate.  The Audit Committee meets regularly with management and the Auditors, and then with the Auditors without management present, to discuss the result of the Auditors examination, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for the fiscal year ended March 31, 2016 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee of the
Board of Directors

Robert H. Walker, Chairman
George J. Leon
Robert A. Rice

Compensation Committee

The Compensation Committee, during the fiscal year ended March 31, 2016, consisting of George J. Leon, Chairman, Robert A. Rice and Robert H. Walker, is responsible for (1) reviewing and evaluating employee stock and other compensation programs and plans, (2) determining the compensation of the Chief Executive Officer, and (3) approving compensation arrangements, including keyman incentive compensation and stock option grants, for management and other employees.  The Board created the Compensation Committee by resolution giving it the foregoing authority, but the committee does not have a written charter.

The Compensation Committee met once during the 2016 fiscal year; Messrs. Leon, Rice and Walker attended the meeting. Messrs. Leon, Rice and Walker are independent, as defined in the NYSE MKT Rules. See “Executive Compensation” below for a discussion of the Committee’s processes and procedures for reviewing and determining compensation.

Nominating Committee

The Board designated George J. Leon, Robert A. Rice and Robert H. Walker, each of whom is not an employee of the Company, and is an independent director under NYSE MKT Rules, to act as a Nominating Committee of the Board pursuant to a “Procedures Resolution” adopted by the Board.  The Committee does not have a formal charter.

The Board directed that candidates for director should have a commitment to enhancing long term shareholder value and possess a high level of personal and professional ethics and sound business judgment.  In addition, they should have (a) experience in business, finance, technology or administration, (b) familiarity with the Company, its technology, business and industry, and (c) appreciation of the relationship of the Company’s business to changing needs in our society.  In order to identify director candidates, the Committee relies on its and the Board’s personal business experience and contacts, and its evaluation of any recommended candidates.  The Committee does not intend to retain consultants to identify candidates.

The Board unanimously concluded that it is not appropriate to have a specific policy with regard to shareholder communications to the Board related to the recommendations of director candidates, because (a) the officers, directors and one affiliate shareholder, collectively, own approximately 48% of the outstanding shares, (b) the remaining shares are relatively widely held, and (c) shareholders have not submitted recommendations or comments in the past.  The Nominating Committee will consider any shareholder communication and any recommendations, if made in accordance with the following paragraph, by shareholders owning more than 5% of the outstanding stock for over one year, and will make its recommendations for nominees based on the criteria set forth above.  No shareholder recommendations from shareholders owning more than 5% of the outstanding shares were received in connection with the Annual Meeting scheduled for January 18, 2017.

If a shareholder (or shareholders), who has beneficially owned at least 5% of the outstanding common stock, for at least one (1) year, wishes to submit to the Nominating Committee a recommendation for a nominee as a director, for consideration in connection with the 2017 annual meeting, they may send their recommendation to the Company, Attention: Joseph P. Macaluso, by no later than August 18, 2017.  The written recommendation must (a) identify the nominee, (b) identify the shareholder or shareholders making the recommendation, (c) provide a written consent of both the recommending shareholder and the recommended nominee to be identified in the Proxy Statement, and (d) provide proof that the security holder or group satisfies the ownership and holding period specified above.  The Committee will consider shareholder recommendations, but is not obligated to submit any recommendations to the Board or the shareholders.  (See “Shareholder Proposals” below.)

The five candidates for directors being submitted to shareholders pursuant to this Proxy Statement were recommended to the Board by the Nominating Committee.

Compensation of Independent Directors

Directors who are not employees or officers of the Company receive (a) $1,250 in cash and options, at the then market price, to purchase 1,000 shares of common stock for attendance at each in-person Board or standing committee meeting and (b) $625 in cash and options to purchase 500 shares for attendance at each formal telephonic meeting of the Board or of a standing committee.  Non-employee directors may elect annually to accept the foregoing compensation or waive the stock option element and receive $2,500 in cash for attendance at the in-person meeting and $1,250 in cash for each formal telephone meeting. During the fiscal year ended March 31, 2016, non-employee directors received the following compensation pursuant to this plan.

Name	Cash Compensation	Option Awards ($)(1)	Total $
George J. Leon	$11,250	$-0-	$11,250
Robert A. Rice	$11,250	$-0-	$11,250
Robert H. Walker (2)	$11,250	$-0-	$11,250
Stephen A. Fletcher	$6,250	$-0-	$6,250

(1)
Amounts in this column represent the fair value at date of grant required by Financial Accounting Standards Board ASC Topic 718 to be included in our financial statements for each option granted during fiscal year 2016. See Note 16 to Notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K. No options were granted to directors during fiscal year 2016.

(2)	In addition to the above compensation, Mr. Walker received a monthly stipend of $2,400 for his additional responsibility as Chairman of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires reports to be filed with the SEC, relating to stock ownership of officers, directors, and beneficial owners of 10% or more of the Company stock.  For the fiscal year ended March 31, 2016, the Company believes, based on reports filed with it, that all required reports under Section 16(a) have been filed.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF BDO USA, LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP currently serves as the Company’s independent registered public accounting firm and conducted the audit of the Company’s consolidated financial statements for the fiscal year ended March 31, 2016.  The Audit Committee has appointed BDO USA, LLP to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2017 and recommended to the Board that its appointment be submitted to the shareholders for ratification.  The Board concurred with this appointment and recommendation.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of BDO USA, LLP is expected to attend the meeting and will be available to answer stockholder questions, and will have the opportunity to make a statement, if he or she wishes to do so.

Fees Paid to BDO USA, LLP

For the fiscal years ended March 31, 2016 and 2015, professional services were performed by BDO USA, LLP, and fees were paid to it by the Company, as follows:

	2016	2015
Audit Fees and Expenses	$140,800	$120,350
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	140,800	120,350
Tax Fees	-	-
All Other Fees	-	-
Total	$140,800	$120,350

Audit Fees.  This category includes the audit of the Company’s consolidated financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.  It also includes advice on accounting matters which arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an audit engagement.

Audit Related Fees, Taxes and Other Fees.  No fees under these categories were paid to BDO USA, LLP in 2016 and 2015.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services

The Audit Committee has established a policy which requires it to specifically pre-approve all audit and permissible non-audit services, including audit-related and tax services, if any, to be provided by the independent registered public accountant.  Preapproval is generally provided for up to one year and is detailed as to the particular service or category of service to be performed, and is subject to a detailed budget.  The auditor and management are required to report periodically to the Audit Committee regarding the extent and quality of services performed and the amount of fees paid to date, in accordance with the pre-approval.

The Audit Committee pre-approved the Auditors’ fees and services in fiscal years 2016 and 2015 described above.

The officers, directors and one affiliate shareholder, who collectively own approximately 48% of the outstanding common stock, have stated that they will vote their shares for ratification of the appointment of BDO USA, LLP.

THE BOARD RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY, PROVIDING THAT A QUORUM CONSISTING OF A MAJORITY OF OUTSTANDING SHARES IS PRESENT, WILL RATIFY THE APPOINTMENT OF BDO USA, LLP.

SECURITY OWNERSHIP

The following table sets forth information known to the Company with respect to the beneficial ownership as of December 12, 2016, of the Company’s common stock, $.10 par value, of (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each director and nominee, (iii) named executive officer (the “NEO”), and (iv) all current directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned		Percentage of Class (1)

Named Directors and Officers
Stephen A. Fletcher	3,200	(2)	0.1%
7378 E. Main Street
Lima, NY 14485

George J. Leon, Director	455,971	(3)	14.0%
168 Redpath Avenue
Toronto, Ontario, Canada M4P2K6

Jeffrey C. O’Hara, Director, CEO and President	248,356	(4)	7.6%
853 Turnbridge Circle
Naperville, IL 60540

Robert A. Rice, Director	113,404		3.5%
5 Roundabout Lane
Cape Elizabeth, ME 04107

Robert H. Walker, Director, Chairman	75,053		2.3%
27 Vantage Court
Port Jefferson, NY 11777

Michael Schirmer, COO	14,000	(5)	0.4%
14 Turnberry Lane
Pittsford, NY 14534

Joseph P. Macaluso, PAO	17,913	(6)	0.6%
167 Tennis Court
Wall Township, New Jersey 07719

All Officers and Directors	927,897	(7)	28.3%
as a Group (7 persons)

Vincent J. Dowling	285,400	(8)	8.8%
54 Ledyard Road
West Hartford, CT 06117

Mrs. Sadie Fletcher	640,907	(9)	19.7%
657 Downing Lane
Williamsville, NY 14221

(1)
The class includes 3,255,887 shares outstanding plus shares outstanding under Rule 13d-3(d) (1) under the Exchange Act.  The common stock, deemed to be owned by the named parties, includes stock which is not outstanding but is subject to currently exercisable options held by the individual named.  The foregoing information is based on reports made by the named individuals.

(2)
Mr. Stephen A. Fletcher is the son of Mr. Harold K. Fletcher, former Chief Executive Officer and director of the Company.  Mr. Stephen A. Fletcher is the son of Mrs. Sadie Fletcher who beneficially owns 640,907 shares by virtue of the Estate of Harold K. Fletcher. Mr. Fletcher disclaims beneficial ownership of the shares owned by the Estate of Harold K. Fletcher.

(3)
Includes 423,621 shares owned by the George Leon Family Trust, of which Mr. Leon is a beneficiary.  Mr. Leon acts as a manager of the trust assets pursuant to an informal family, oral arrangement and the filing of this statement shall not be construed as an admission that Mr. Leon is the beneficial owner of these shares.

(4)	Includes 4,000 shares subject to currently exercisable stock options owned by Mr. O’Hara.

(5)	Includes 14,000 shares subject to currently exercisable stock options owned by Mr. Schirmer.

(6)	Includes 400 shares subject to currently exercisable stock options owned by Mr. Macaluso.

(7)	Includes 18,400 shares subject to currently exercisable options held by all executive officers and directors of the Company (including those individually named above).

(8)	Based on Schedule 13G/A filed with the SEC on February 11, 2015 and furnished to the Company.

(9)
Represents 640,907 shares owned by the Estate of Harold K. Fletcher, former Chief Executive Officer and director of the Company. Mrs. Fletcher is the mother of Stephen A. Fletcher, a director of the Company.

EXECUTIVE COMPENSATION

The following table presents information regarding compensation of our principal executive officers for services rendered during fiscal years 2016 and 2015.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Incentive ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)

Jeffrey C. O’Hara, CEO President	2016	175,000	64,909	47,150	19,578	306,637
	2015	160,000	-	-	19,877	179,877

Michael Schirmer, Vice President of Operations (5)	2016	167,500	64,909	23,575	19,488	275,472
	2015	140,000	-	21,973	9,509	171,482

Joseph P. Macaluso PAO	2016	139,375	14,000	4,715	12,680	169,770
	2015	137,500	-	-	10,862	148,362

(1)	The amounts shown in this column represent the dollar value of base cash salary earned by each NEO.

(2)	No incentive compensation was made to the NEO’s in 2015, and therefore no amounts are shown.

(3)
Amounts in this column represent the fair value required by ASC Topic 718 to be included in our financial statements for all options granted during that year (see Note 14 to notes to the consolidated financial statements).

(4)	The amounts shown in this column represent amounts for medical and life insurance as well as the Company’s match in the 401(k) Plan.

(5)	In April 2015, Mr. O’Hara received an increase to $180,000, and received incentive stock options to purchase 20,000 shares of common stock at an exercise price of $5.85 per share.

(6)
Mr. Michael Schirmer was appointed COO of the Company effective May 12, 2014 with a base salary of $160,000. Mr. Schirmer also received incentive stock options to purchase 10,000 shares of common stock at an exercise price of $5.14 per share. In the event the Company is ever sold, Mr. Schirmer will receive nine (9) months of salary continuation, provided he does not receive a comparable position at the new company. Mr. Schirmer was also granted an incentive bonus of $10,750 for 2014. In April 2015, Mr. Schirmer received an increase to $170,000 and received incentive stock options to purchase 10,000 shares of common stock at an exercise price of $5.85 per share.

(7)	In April 2015, Mr. Macaluso received an increase to $140,000, and received incentive stock options to purchase 2,000 shares of common stock at an exercise price of $5.85 per share.

Processes and Procedures

The Compensation Committee recommends to the Board compensation for all employees, including executive officers. Employee directors are not compensated as Directors and the compensation for non-employee directors is determined annually by the entire Board. (See “Compensation of Independent Directors” above.)

The Compensation Committee evaluates the performance of the executive officers on an ongoing basis during the year.  Management submits a proposal near the end of the year for annual compensation of all employees, including executives, based on its evaluation of the employee’s performance and contribution to the Company. The proposal recommends salary levels, keyman incentive awards, and stock option grants.  The Compensation Committee considers management’s evaluation of each executive as well as the Committee’s own evaluation of his performance and published information on compensation for similar positions in competitive businesses.  Because the Company is small and the executives are critical to its business success, compensation is also based on overall business success. The final recommendations of the Compensation Committee are reached by the committee in executive session without the presence of any party not a member of the committee. The Compensation Committee does not believe that there are any risks arising from the Company’s compensation policies that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee independently evaluates the performance of the CEO and determines the CEO’s salary, bonus and stock option grant.  The Compensation Committee sets qualitative objectives and responsibilities for the CEO consistent with the Company’s business model.  These include creating shareholder value through a balanced focus on long-term returns on capital employed, earnings per share and total shareholder return; developing the long-term business strategy and assessing the effectiveness of the Company’s management development and succession planning process across the organization; ensuring that the business develops and meets high standards of safety, health, environmental performance as well as high ethical standards and compliance with applicable legal requirements; stewardship and enforcement of internal business controls; communicating effectively with all the Company’s stockholders, and working effectively with the Board in the pursuit of all these objectives.

The Compensation Committee does not delegate any of its responsibility and uses consultants only as a source of information about compensation in comparable businesses.

Incentive Plan

The Company has a key man incentive compensation program.  Each year the Compensation Committee determines a percentage of operating profits to be distributed among senior employees, including executive officers. The percentage determined is based on the general performance of the Company, and the amount of operating profits available for shareholders and for reinvestment in the business. This element of compensation provides an incentive for short-term performance.

The percentage of operating profits so determined is then distributed to senior employees, including executive officers and to a category  entitled  “other”,  based on: (a) the amount of the employee’s base salary; (b) his contribution to the Company;  (c) the results of that contribution;  (d) an estimated amount of his  “special effort” on behalf of the Company; (e) his technical expertise, leadership, and management skills; and (f) the level of the overall  compensation paid employees performing similar work in competitive companies.

Stock Option Plan

The Compensation Committee also reviews management’s plan for granting qualified stock options in accordance with the foregoing criteria and within the limits set by the Board that employee stock options outstanding do not exceed 10-15% of total shares outstanding.

Grants of Plan-based Awards Table for Fiscal Year

The following table sets forth information on stock options granted during or for the 2016 fiscal year to our named executive officers:

Name	Approval Date	Grant Date	All Other Option Awards: Number of Shares of Stock (#)	Exercise or Base Price of Option Awards ($/Share)	Grant date Fair Value of Option Awards ($)
Jeffrey C. O’Hara	04/28/15	04/28/15	20,000	$5.85	$47,150
Michael Schirmer	04/28/15	04/28/15	10,000	$5.85	$23,575
Joseph P. Macaluso	04/28/15	04/28/15	2,000	$5.85	$4,715

The exercise price of the options granted was the fair market value at the date of grant of the shares underlying such options. The estimated fair value of the shares underlying such options was determined utilizing the methodology described in Note 14 of the notes to the consolidated financial statements.

Options Exercised and Stock Vested During Fiscal Year 2016

None.

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding stock option grants held by named executive officers at the end of the 2016 fiscal year. The option exercise price set forth in the table is based on the closing market price on the date of grant.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date

Joseph P. Macaluso	4,000	-	$6.59	12/14/16
	-	2,000	$5.85	4/28/20

Jeffrey C. O’Hara	-	20,000	$5.85	4/28/20

Michael Schirmer	10,000	-	$4.22	11/01/18
	2,000	8,000	$5.14	5/05/19
	-	10,000	$5.85	4/28/20

(1)	Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.

Employment Contracts and Termination of Employment and Change-in-Control

Except for Mr. Schirmer’s agreement (disclosed above), there are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer of Tel which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control of the Company or a change in the person’s responsibilities following a change in control of the Company.

Options Exercised and Stock Vested During Fiscal Year 2016

No shares were acquired upon exercising options awards by our NEO during fiscal year 2016.

Options granted to NEOs are consistent with the terms of options granted to other employees pursuant to the Employee Stock Option Plans (see Note 14 of the Notes to the consolidated financial statements). Options granted to NEOs may be tax sheltered to the grantee, and their value constitutes a charge to the Company (see Notes 2 and 14 to the consolidated financial statements).

Executive Compensation (continued)

Equity Compensation Plan Information

In March 2006, the Board adopted the 2006 Stock Option Plan (the “Plan”) which reserved for issuance options to purchase up to 250,000 shares of its common stock.  The stockholders approved the Plan at the December 2006 annual meeting.  The Plan, which has a term of ten years from the date of adoption, is administered by the Board or by a committee appointed by the Board. The selection of participants, allotment of shares, and other conditions related to the grant of options, to the extent not set forth in the Plan, are determined by the Board.  Options granted under the Plan are exercisable up to a period of 5 years from the date of grant at an exercise price which is not less than the fair market value of the common stock at the date of grant, except as to a stockholder owning 10% or more of the outstanding common stock of the Company, as to whom the exercise price must not be less than 110% of the fair market value of the common stock at the date of grant. Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.

Additionally, at March 31, 2016 the Company had an individual employment agreement with one individual which provides for the grant of 10,000 options to purchase common stock with an exercise price of $5.14 per share.  This employee contract has been approved by the Board, and was included as consideration for employment, but was not individually approved by shareholders. Since these options were granted under the Plan, they are included in the 85,000 shares in the second column of the following schedule.

The following table provides information as of March 31, 2016 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of options remaining available for future issuance under Equity Compensation Plans
Equity Compensation Plans approved by shareholders	85,000	$5.33	--
Equity Compensation Plans not approved by shareholders	--	--	--
Total	85,000	$5.33	--

* See discussion above and Note 14 of notes to the consolidated financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any corporate transaction which involves a related person, including transactions which would be required under Item 404 of Regulation S-K promulgated by the SEC, must be approved by the independent directors as being fair and reasonable to the Company and its shareholders. Any such approval would be included in the minutes of the Board.

On February 22, 2010, the Company borrowed $250,000 in exchange for issuing subordinated notes to two executive officers and directors in the amount of $125,000 (individually, the “Subordinated Note” and collectively, the “Subordinated Notes”). Each officer and director also received 5,000 options to purchase common stock at an exercise price of $8.00 per share, the market price at the date of grant. In September 2010, these officers/directors entered into an Intercreditor and Subordination Agreement which subordinated their loans to the BCA Loan Agreement (see Note 10 to Notes to Consolidated Financial Statements).  The notes were to become due April 1, 2011 with an interest rate of 1% per month, payable on a monthly basis within 14 days of the end of each month. The Intercreditor  and Subordination Agreement amongst the parties precludes the payment of principal or interest under these subordinated notes unless and until the Senior Obligations (as defined in the Intercreditor and Subordination Agreement) have been paid in full or without the express written consent of Senior Lender.  The holders of Subordinated Notes agreed that the Company’s failure to pay the monthly interest amounts pursuant to the terms of the February 22, 2010 Subordinated Notes will not constitute an event of default on such notes if the Company is precluded from making these payments pursuant to the limitations included in the loan agreement with BCA Mezzanine Fund L.L.P. (“BCA”). Upon payment in full of the loan to BCA in November 2014, the Company was able to pay down the Subordinated Notes. During fiscal year 2012, the Company’s Chairman, at the time, passed away. His surviving spouse has retained this Subordinated Note and continues to acknowledge the terms. During the fiscal year ended March 31, 2016, the Company repaid $225,000 of the Subordinated Notes. The outstanding balances at March 31, 2016 and 2015 were $25,000 and $250,000, respectively. Total interest expense was $42,966 and $47,312 for the years ended March 31, 2016 and 2015, respectively. Accrued interest at March 31, 2016 and 2015 was $107,237 and $85,174, respectively.

The Company has obtained marketing and sales from a brother-in-law of the Company’s CEO with the related fees and commissions amounting to $107,980 and $100,480 for the years ended March 31, 2016 and 2015, respectively.

Director Independence

The Company’s common stock is currently quoted on the NYSE - MKT.  On an annual basis, each director and executive officer will be obligated to disclose any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest in accordance with Item 407(a) of Regulation S-K. Following completion of these disclosures, the Board will make an annual determination as to the independence of each director pursuant to the Rules of the NYSE MKT.

As of June 22, 2016, the Board determined that the following directors are independent under these standards:

Robert Walker, George Leon and Robert Rice.

PROPOSAL 3:  NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of the NEOs, as we have described it in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on the Company, it will provide information to our Board and Compensation Committee regarding investor sentiment about our executive compensation policies and practices, which the Committee will be able to consider when determining future executive compensation.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the Company’s NEOs, as disclosed pursuant to compensation disclosure rules of the SEC located in the “Executive Compensation” section of this proxy statement, and the accompanying executive compensation table and narrative discussions, is hereby APPROVED.”

The vote on this Proposal 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board.  However, the Board and the Compensation Committee value input from stockholders and will consider the outcome of the vote when making future executive compensation decisions. The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AND THE 2016 COMPENSATION PAID TO THE NEO’s.

PROPOSAL 4:  RATIFICATION OF THE ADOPTION OF THE 2016 STOCK OPTION PLAN OF TEL-INSTRUMENT ELECTRONICS CORP.

Stockholders are being asked to ratify the 2016 Stock Option Plan (the “2016 Plan”) which was adopted by the Board on December 14, 2016 following formal recommendation by the Compensation Committee of the Board. The Board considers the 2016 Plan to be important to the Company’s ability to attract and retained talented employees and the services of non-employees as well as to appropriately compensate its directors, officers, employees, and consultants as the Company continues to grow.

Shareholders had previously adopted the 2006 Stock Option Plan, under which substantially all of the options have been granted. Therefore, the Board approved the 2016 Plan, and the terms are substantially the same as under the 2006 Stock Option Plan.

The 2016 Plan reserves for issuance options to purchase up to 250,000 shares of its common stock. All employees, directors and consultants are eligible to receive stock option grants under this plan. The 2016 Plan, which has a term of ten years from the date of adoption, is administered by the Board or by a committee appointed by the Board. The selection of participants, allotment of shares, and other conditions related to the grant of options, to the extent not set forth in the Plan, are determined by the Board. Options granted under the Plan are exercisable up to a period of five years from the date of grant at an exercise price which is not less than the fair market value of the common stock at the date of grant, except to a shareholder owning 10% or more of the outstanding common stock of the Company, as to which the exercise price must be not less than 110% of the fair market value of the common stock at the date of grant. Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.

Stock options are long-term incentive awards, granted pursuant to the Company’s stock option plans which also provide the employee with tax benefits. Incentive stock options are not intended to be taxable upon exercise, and sale of the stock issued has preferential tax rates, assuming the required holding period is met. Options granted to an employee are based on individual performance and level of responsibility. The Committee and the Board consider the employee’s contribution to the Company, any “special effort” on behalf of the Company, his leadership skills, and technical and management skills, as well as the total outstanding shares and options, in determining the number of options to grant in any year.

A copy of the full 2016 Plan is attached to the Proxy Statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE 2016 STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY WILL RATIFY THE ADOPTION OF THE 2016 STOCK OPTION PLAN.

SHAREHOLDER PROPOSALS

Proxy Materials for the Fiscal Year 2017 Annual Meeting

If a shareholder wishes to present a proposal for inclusion in the proxy materials for the 2017 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive officers of Tel-Instrument Electronics Corp., One Branca Road, East Rutherford, NJ 07073, Attn:  Joseph P. Macaluso, no later than August 6, 2017.  All proposals must conform to the rules and regulations of the Securities and Exchange Commission.  See “Nominating Committee” above.

Fiscal Year 2017 Annual Meeting

A shareholder must give written notice to the Company of a proposal, not subject to SEC Rule 14a-8, or of a nomination, which the shareholder intends to submit at the annual meeting, at least 45 days before the anniversary of the date on the prior year’s Proxy Statement.  If the Company does not receive such written notice prior to such 45 day period, all Proxy cards will be voted at the meeting, as directed by the Board, in respect of such proposal or nomination.

To be timely for the 2017 Annual Meeting, written notice must be received by the Company at the above address, prior to October 2, 2017.

No shareholder proposals or notices were received in connection with the 2016 meeting.

Shareholder Communications

Any shareholder wishing to communicate with the Board may send a written communication, stating their name, the amount and duration of their share ownership and the substance of their communication to the Company at the address stated above under “Proxy Materials” and the communication will be distributed to each director.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, and a copy of our quarterly report on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, accompany the notice of this annual meeting, proxy statement and the related proxy card, but are not proxy solicitation material.  We will furnish to any person whose proxy is being solicited, any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit.  Requests for copies of exhibits should be directed to Joseph P. Macaluso at the Company address at One Branca Road, East Rutherford, NJ 07073.

TEL-INSTRUMENT ELECTRONICS CORP.

By:	/s/ Jeffrey C. O’Hara
Jeffrey C. O’Hara
Chief Executive Officer

East Rutherford, New Jersey
December 27, 2016

APPENDIX A
2016 STOCK OPTION PLAN
of
TEL-INSTRUMENT ELECTRONICS CORP.

Adopted by the Board of Directors:  December 14, 2016
Adopted by the Stockholders:  _______________

1.    Purpose

       The purposes of this Stock Option Plan (the “Plan”) are to: (1) closely associate the interest of the employees of Tel-Instrument Electronics Corp. (the “Company”) and others with the shareholders by reinforcing the relationship between participant’s rewards and shareholder gains; (2) provide employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to employees for continuous employment with the Company.

2.    Stock Subject to Plan

       The stock to be issued upon exercise of options granted under the Plan shall consist of authorized but unissued, or reacquired shares of the Common Stock, $.l0 per share par value, of the Company. The maximum number of shares for which options may be granted under the Plan is 250,000 shares, subject to adjustment as provided in Section 13.

       If any options granted under the Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options under the Plan.

3.    Administration and Nature of Options

       (a)          Board of Directors; Committee:  The Plan shall be administered by the Board of Directors or, in the discretion of the Board, by a Committee (the “Committee”).  Hereinafter, and in the option agreements, the term “Committee” shall mean the Board of Directors, if no other committee is appointed.  The Committee, if any, shall be appointed by the Board of Directors and shall consist of not less than three directors.  The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause.  The Committee shall select its own Chairman and shall hold its meetings at such times and places as it may determine.  The acts of a majority of the Committee at any meeting, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

       (b)          Grant of Options:  The Board of Directors, or the Committee, may grant under the plan, (i) non-statutory options to employees, officers, consultants or non-employee directors, or (ii) Incentive Stock Options (“ISOs”) to employees, which are intended to qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended.

          Subject to the express provisions of the Plan, the Board of Directors or the Committee shall have full authority (A) to determine, in its discretion, the individuals to whom, and the times at which, options shall be granted, whether to grant non-statutory options or ISOs, the number of shares subject to each option, and the provisions of the respective option agreements (which need not be identical), including provisions concerning the time or times, when and the extent to which, the options may be exercised, the conditions of exercise (including non-competition with the Company after termination of employment) and the effect of approved leaves of absence on continuity of service; (B) to prescribe, amend and rescind rules and regulations relating to the Plan; (C) to interpret the Plan and the respective option agreements; and (D) to make all other determinations necessary or advisable for administering the Plan. The Committee, if appointed, shall report its actions to the Board of Directors and all determinations and interpretations by the Committee, if approved by the Board of Directors, shall be binding and conclusive upon all parties.

4.    Effective Date

       The Plan was adopted by the Board of Directors on December 14, 2016.  Subject to approval of the stockholders of the Company, awards may be granted following the adoption of the Plan by the Board of Directors; provided, however, no award may be exercised until the Plan has been approved by the stockholders of the Company.  In the event the stockholders of the Company fail to approve the Plan within twelve months after its adoption by the Board of Directors, all awards granted hereunder shall be rescinded and no additional grants shall thereafter be made under the Plan.

5.    Eligibility of Optionees

        ISOs may be granted under the Plan only to salaried officers and employees who have the capability of making a substantial contribution to the success of the Company. Non-Statutory Options may be granted under the plan to employees, officers, consultants and non-employee Directors. In selecting individuals to receive options and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company, past and potential contributions to the Company’s profitability and sound growth and compensation levels in the industry for comparable jobs.

6.    Stock Option Agreements

       The grant of an option shall be evidenced by a written Stock Option Agreement, executed by the Company and the optionee stating the number of shares subject to the option and substantially in the form of Exhibit A annexed.

7.    Option Price

       The exercise price per share under each option granted shall be determined by the Board of Directors or the Committee.  In no event, however, shall the exercise price per share under each option be less than 100% of the fair market value of a share of Common Stock on the Date of Grant; provided however, that any option granted hereunder to an employee owning 10% or more of the outstanding Common Stock of the Company, shall have an exercise price per share of 110% of the fair market value of a share of Common Stock on the Date of Grant.

8.    Exercise of Options

       (a)  Each option granted under the Plan shall become exercisable at such time, or in installments at such times, as may be provided in the option agreement. To the extent that any installment of an option has become exercisable it may be exercised thereafter, until termination, in whole at any time or from time to time in part.

        (b)  Each option granted under the Plan shall terminate no later than five years after the date on which it was granted, but the Board of Directors or the Committee in its discretion may prescribe a shorter period for any individual option or options.

        (c)  An option shall be exercised by written notice of such exercise, in the form prescribed by the Board of Directors or the Committee, to the Director of Finance and Administration of the Company at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such shares. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors or the Committee may deem applicable have been complied with. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, it shall be a condition precedent that the person exercising the option give to the Company a written representation and undertaking satisfactory in form and substance to the Board of Directors or the Committee, and counsel, that he is acquiring the shares for his own account for investment and not with a view to the distribution thereof.  The Company may also place a legend on the certificate issued, restricting transfer unless in compliance with federal or state securities laws, and a stop transfer on the stock records.

        (d)  The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock upon the stock records of the Company.

        (e)  The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

        (f)  The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year under all plans of the Company (and parent and subsidiary corporations) shall not exceed $100,000.

9.   Death of Optionee

      (a)  Upon the death of the optionee, any ISO exercisable on the date of death may be exercised by the optionee’s estate or by a person who acquires the right to exercise such ISO by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within the remaining option term of the ISO.

      (b)  The provisions of this Section shall apply notwithstanding the fact that the optionee’s employment may have terminated prior to death, but only to the extent of any ISOs exercisable on the date of such termination.

10.   Retirement. Disability or Involuntary Termination

        Upon the termination of the optionee’s employment, the optionee may exercise any ISO to the extent such ISO was exercisable at the date of such termination of employment, within (a) 12 months after the date of termination of employment due to permanent disability as defined by the Committee or (b) ninety days after the date of termination of employment due to retirement, or due to involuntary termination for reasons other than negligence, insubordination, breach of contract or moral turpitude.

11.   Termination for Other Reasons

        Except as provided in Sections 9 and 10 or except as otherwise determined by the Committee, all Options shall terminate upon the termination date of the optionee’s employment.

12.   Other Option Conditions

         (a)  Nothing in the Plan or in any option granted pursuant thereto shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

          (b)  No holder of any option under the Plan shall, by virtue of holding such option, be entitled to any rights of a stockholder in the Company.

13.   Adjustments upon Changes in Capitalization

        The option agreements shall contain such provisions as the Board of Directors or the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding option, or the exercise prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, sales or exchanges of assets, combinations or exchange of shares, offering of subscription rights or any other type of change.

14.   Term of Plan

        The Board of Directors may terminate this Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect.  No options may be granted later than 10 years from the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

15.   Transferability

        Options granted under this Plan shall provide that they will not be transferable other than by will or the laws of descent and cannot be exercised by anyone other than the option holder during his lifetime, except that in the case of disability, the holder’s legal representative may exercise the option on the holders behalf, and after the Grantee’s death, the option may be exercised in accordance with Section 9 above.

16.   Amendment and Revocation

        The Board of Directors alone shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of existing optionees; and provided further that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which changes the aggregate number of shares of Common Stock which may be issued under the Plan, extend the term of the Plan or of options granted thereunder, reduce the option price below that now provided for in the Plan, or change the employees or class of employees eligible to receive options thereunder.

17.   Ratification of the Plan

        This plan shall be submitted to the stockholders of the Company for approval at a meeting to be held within twelve months following its adoption by the Board.

APPENDIX B

TEL-INSTRUMENT ELECTRONICS CORP.

AUDIT COMMITTEE CHARTER

This Charter shall be reviewed, updated and approved by the Board of Directors of Tel-Instrument Electronics Corp. (the “Company”) on an annual basis or as the Board otherwise deems appropriate:

Mandate

The Audit Committee of the Board of Directors shall be responsible for assisting the Board in overseeing the Company’s accounting and financial-reporting process, and the audits of its financial statements.  The Committee shall be directly responsible for the appointment, compensation and oversight of the independent public accountant employed by the Company (including resolution of disagreements between Management and the accountant regarding financial reporting) for the purpose of preparing and issuing an audit report and each such independent accountant shall report directly to the Audit Committee.

1.  AUDIT COMMITTEE CHARTER

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters, including anonymous or otherwise, from employees.

The Committee shall maintain free and open communication (including executive sessions at least annually) with the Company’s independent accountants and Chief Executive Officer and Chief Financial Officer.

In the exercise of its oversight, the Committee is not responsible for preparing the Company’s financial statements, planning or conducting audits or determining that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles.  Such duties remain the responsibility of Management and the Company’s independent accountant.  In discharging its oversight role, the Committee is empowered to investigate any matter within its mandate, brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Membership

The Audit Committee is a standing committee of the Board of Directors and shall consist of at least three directors, appointed annually by the Board, all of whom are “independent” as defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and are generally knowledgeable in financial, and accounting matters, including at least one member who shall be a “financial expert” as defined in Rules of the S.E.C. to be promulgated.  A member shall be deemed a “financial expert” if, through education and experience as a public accountant or accountant or a principal financial officer, controller, or principal accounting officer of an issuer, or from a position involving the performance of similar functions, he or she has:

1)  an understanding of generally accepted accounting principles and financial statements

2)  experience in –

a.  the preparation or auditing of financial statements of generally comparable issuers; and

b.  the application of such principles in connection with the accounting for estimate, accruals, and reserves;

3)  experience with internal accounting controls, and

4)  an understanding of audit committee functions

The Board shall appoint one member as Chair, who shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making assignments, and reporting to the full Board.

Meetings

Meetings shall be held at least once a year.  Special meetings may be convened as required.  Meetings shall be held at such time and place, and upon such notice, as the Chair may from time to time determine.  Meetings of the Audit Committee may be in person or by conference call in accordance with the By-Laws of the Company.  A quorum for any meeting will be a majority of its members, and action may be taken by approval of a majority of a quorum.  The secretary of the Audit Committee will be the Company secretary, or such other person as is appointed by the Audit Committee.  Except as specifically provided in the Charter, the provisions of the By-Laws with respect to Committees of the Board of Directors shall apply to the Audit Committee.

Responsibilities

To best carry out its responsibilities, the Committee’s policies and procedures should remain flexible in order to address changing conditions and should take into account the size of the Company and the degree of complexity in its accounting policies and procedures.  Specific responsibilities of the Committee include;

1.  Appointment of the independent accountant

a. Select, evaluate and recommend the appointment of the independent accountant to be ratified by the shareholders to audit the Company’s financial statements, or where appropriate, the replacement of the independent accountant, and approve the compensation of, and retention agreement with the independent accountant for audit services.

b. Evaluate the independence of the independent accountant, including a review of non audit-related services provided by and related fees charged by the independent accountant.

c. Obtain a formal written statement, as required by the Independence Standards Board, from the independent accountant delineating relationships between the accountant and the Company and actively engage in dialogue with the independent accountant regarding matters that might reasonably be expected to affect its independence.

d. Pre-approve all audit and non-audit services to be provided by the independent accountant.  The Audit Committee may delegate the authority to grant such pre-approvals to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Audit Committee at its next regularly scheduled meeting.

2. Review and approve the audit activities at the Company

Meet with the independent accountant and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and upon the completion thereof review.

3. Review financial results

Prior to the release of the Company’s unaudited quarterly financial results, review the results with Management and the independent accountant. Ensure that the independent accountant conducts a SAS 71 (“Interim Financial Information”) review prior to the filing of the Company’s Form 10-Q. Prior to release of the Company’s fiscal year end operating results, review and discuss with Company Management and the independent accountant the audited financial results for the fiscal year, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in the financial statements. At least annually discuss with the independent accountant the matters described in ASA 61 (“Communication with Audit Committees”). Review with Management and the independent accountant the Company’s critical accounting policies and the disclosure regarding those policies in the Company’s periodic filings with the S.E.C.

4. Review systems and reports

Review with senior Management and the independent accountant the Company’s accounting and financial system of internal controls, and their adequacy and effectiveness. Review and discuss the audited financial statements with management and, if appropriate, the independent accountant, prior to recommending the inclusion of the audited financial statements in the Company’s Annual report on Form 10-K. Provide sufficient opportunity for the independent accountant to meet with the Audit Committee without members of Management present. Among the items to be discussed in these meetings are the independent accountant’s evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent accountant received during the course of the audit and quarterly reviews.

5. Review corporate financial policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct and fraud.

6. Regularly prepare minutes of all meetings and report its activities to the Board of Directors.

7. Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

8. Perform such other specific functions within its mandate as the Board of Directors may from time to time direct, including reviewing and approving all transactions between the Company and any related party, and making such investigations and reviews of the Company and its operations as the Board of Directors may from time to time request.

Resources

The Company’s Chief Financial Officer will be Management’s primary liaison to the Committee. The Committee will have access to financial information and resources it deems necessary for it to properly carry out its duties.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

TEL-INSTRUMENT ELECTRONICS CORP.

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PROXY

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED▲

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ALL NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY HEREBY REVOKES ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.	Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:				FOR AGAINST ABSTAIN
1. Election of Directors			3. To cast a non-binding advisory vote on a proposal to approve the Company’s executive compensation.	☐ ☐ ☐
	FOR all	WITHHOLD AUTHORITY
(1) Robert H. Walker (2) Jeffrey C. O’Hara (3) George J. Leon	Nominees listed to the left	to vote (except as marked to the contrary for all nominees listed to the left)	4. Ratify the 2016 Stock Option Plan approved by the directors under which 250,000 shares of common stock will be reserved for issuance to employees, directors and consultants.	☐ ☐ ☐
(4) Robert A. Rice (5) Stephen A. Fletcher	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

	FOR AGAINST ABSTAIN		COMPANY ID:
2. Ratify appointment by the company of BDO USA, LLP as the registered independent public accounting firm for the 2017 fiscal year.	☐ ☐ ☐		PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2016.

Note:   Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held January 18, 2017.

The proxy statement, the Company’s Annual Report on Form 10K for the fiscal year ended March 31, 2016 and Quarterly Report on Form 10Q for the period ended September 30, 2016 accompany this proxy card.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TEL-INSTRUMENT ELECTRONICS CORP.

The undersigned hereby appoints Robert H. Walker and Jeffrey C. O’Hara each with full power to act without the other, and with full power of substitution as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of common stock of Tel-Instrument Electronics Corp., (the “Company”) that the undersigned would be entitled to vote, if personally present at the Annual Meeting for Stockholders to be held on January 18, 2017, upon such business as may properly come before the meeting, including any adjournment or postponement of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS RECOMMENDED BY THE BOARD OF DIRECTORS.  THIS PROXY HEREBY REVOKES ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

December 27, 2016

To Our Shareholders:

The Annual Shareholders Meeting for Tel-Instrument Electronics Corp. (“TIC” or the “Company”) is scheduled to take place on Wednesday, January 18, 2017 at 4:00 p.m. at our facility located at One Branca Road, East Rutherford, New Jersey 07073. We encourage all shareholders to attend this meeting and complete and return the enclosed Proxy.

2016 Fiscal Year Results

Enclosed is the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2016 (“FY16”), as filed with the Securities and Exchange Commission on June 29, 2016. Total sales increased by $6.6 million (36%) to $24.8 million as compared to $18.2 million in the prior fiscal year. Gross margin increased by $2.5 million (46.8%) to just under $8.0 million for the year. This increase was due to higher revenues and a modest improvement in the gross margin percentage from 29.9% to 32.2%. SG&A expenses increased by $219k (6.9%) to $3.4 million versus the year-ago period with this increase due to higher accrued bonus and commission compensation. Aeroflex litigation expenses remained a significant drag on earnings with $448k spent during the 2016 fiscal year. Engineering, research and development costs increased by 3.9% to $2.0 million (see details below about our new products).

Income from operations increased to $2.6 million for fiscal year 2016 as compared to $330k in the prior fiscal year. Non-operating expenses totaled $723k in fiscal year 2016, with $617k of this attributable to the revaluation of outstanding warrants and the balance mainly comprised of interest expense. Net Income was $1,004,153 for the year ($0.31 per fully diluted share) versus a loss of $280k ($0.09) per share) for the prior fiscal year. The net income figure for 2016 included an $851k provision for taxes which was largely a non-cash item due to the Company’s substantial tax loss carryforward position.  During the 2016 fiscal year, net working capital improved from $2.6 million to over $4 million. The Company’s cash balance increased by $786k during the year to $973k at year-end.

Interim 2017 Fiscal Year Results

As anticipated, the current 2017 fiscal year (starting April 1, 2016) has seen both revenue and profitability decline from last year’s levels. As detailed in the enclosed Quarterly Report on Form 10-Q for the six months ended September 30, 2016, revenues decreased 17.7% to $10.4 million. This decrease is attributable to the substantial completion of the U.S. Navy CRAFT and ITATS programs and the completion of TS-4530A KIT deliveries to the U.S. Army. The Company’s gross margin decreased by $357k (8.8%) for the first six months to $3.7 million as the impact of the lower revenues were partially offset by a 3.1 percentage point improvement, to 36%, in gross margins in the first six months of fiscal year 2017.

Selling, general and administrative expenses increased $37k (2.1%) to $1.8 million for the first six months of the fiscal year compared to the first six months of fiscal year 2016. The main cost driver was a $149k increase in legal costs (totaling $327k for the six months) related to the Aeroflex litigation versus the year ago period. Engineering, research and development costs increased $233k (24.9%) to $1.2 in the first six months of this fiscal year due to increased expenditures on the Company’s new hand-held modular test set.

Income from operations for the first six months of this fiscal year was $747k versus $1.4 million in the prior fiscal year six month period. The Company recorded a net gain of $213k in other income for the first six months of this fiscal year compared to a loss of $509k in the year ago period. The gain in the most recent period reflected the settlement and discharge of the BCA warrant liability. Net income for the six months increased to $682k, or $0.21 per diluted share, versus a net income of $479k or $0.15 per diluted share in the comparable period in the prior fiscal year. The Company has also strengthened its balance sheet since the beginning of the 2017 fiscal year with total liabilities dropping by $1.8 million, including the discharge of the $720k BCA warrant liability.

Bookings for the first six months of the 2017 fiscal year have been $6.9 million, resulting in the backlog at September 30, 2017 of $7.5 million.

Key Products

➢
AN/USM-708/719 (“CRAFT”): At September 30, 2016, the Company had $1.7 million of open orders from various customers for CRAFT test sets. The Navy has exhausted its available funding on its second IDIQ contact and TIC has shipped approximately $40 million of test sets to the Navy. We believe that the CRAFT test set also has significant potential for sales into the balance of the U.S. Military, NATO, and internationally, as the new Mode 5 IFF systems are installed in overseas aircraft platforms. The Joint Strike Fighter (“JSF”) program by itself is expected to generate significant CRAFT orders as this program ramps up limited rate production. Sikorsky has also indicated that it will be ordering CRAFT test sets for its new helicopters.

➢
TS-4530A: At September 30, 2016, the backlog for the TS-4530A program (Mode 5 IFF test set) was approximately $4.2 million. This is comprised of 345 complete units (“SETS”). The U.S. Army ordered about 50% of the maximum quantity of SETS, so any additional U.S. Army SET orders will be at higher commercial prices. TIC continues to actively market the TS-4530A product both domestically and overseas, and is seeing increasing interest for this test set in both Europe and the Far East.

➢	ITATS: At September 30, 2015, the Company had completed deliveries of ITATS (automated TACAN bench test set) product for the U.S. Navy.

➢
TR-36 Nav/Comm Test Set: Based upon customer feedback, we made several improvements to both the packaging and capabilities of this navigation and communication test set. This is TIC’s first new commercial product in 10 years and has been receiving favorable reviews by the airlines and freight carriers. We expect bookings and deliveries to substantially increase starting in calendar year 2017.

➢
Legacy Products: The Company continues to ship other legacy products with total backlog for these products at September 30, 2016 of approximately $1.1 million. This includes 15 T-47NH units with a contract value of $278k. This is part of a four year U.S. Army IDIQ contract for up to $1.15 million.

New products

➢
T-47M5: This new test set has been in development since last year. It is designed as a KIV 77 Mode 5 KIT upgrade for the approximately 2,000 480 and T-47 series Mode 4 IFF test sets that TIC has sold both domestically and overseas. This will be a cost-efficient upgrade to Mode 5 for our installed base and we believe that volume sales of this product will begin starting in calendar year 2017. This product does not yet have AIMS approval but we are working with AIMS to schedule this testing.

➢
TS-4530A with TACAN: This is a software only upgrade that we are working to sell to our U.S. Army and U.S. Air Force customers as well as other international customers. We will be sending demo units to key customers starting in January 2017 and this would allow our customers to handle both their IFF and TACAN test capability with one test set. We are very optimistic about the prospects for this software upgrade but securing customer buy-in and funding can be an extended process when working with the U.S. military. This will also require AIMS testing and approval.

➢
Remote Client: TIC is developing a Remote Client LabVIEW program for both the CRAFT and TS-4530A products and we have seen solid interest from many customers. It will be used by TIC customers in both manufacturing and engineering environments. It is expected that this new software product will be available in the fourth quarter of this fiscal year with the primary application being ADS-B certification testing. The U.S. Army and other customers have expressed interest in securing this new software and we plan to release Beta test versions in January to selected customers.

➢
Hand-Held Modular Test Set: TIC is making solid progress on its next generation modular hand-held test set. This has greater RF hardware capabilities than even the CRAFT test set in a 4 pound package with only two primary circuit boards. It will utilize the latest touch screen technology and has the capability to replace all TIC commercial test sets and military flight-line test sets with one hand-held product. The initial product will be an ADS-B and UAT test set for the large general aviation test market that is subject to the January 1, 2020 requirement for ADS-B out capability. We intend to introduce this new product at the AEA International Trade show in March 2017. We will then add additional software functions to compete with the IFR 4000 and 6000 test tests for our commercial aviation and military customers. The much larger growth potential is in the secure military and homeland security radio test market which is many times the size of our existing avionics test market.

Future Prospects

The Company has built a very solid position in the Mode 5 IFF and TACAN test set market and these products should be very competitive in both the domestic and overseas markets. We believe that we are well positioned as our CRAFT and TS-4530A flight-line test sets have been endorsed by the U.S. military and we have already delivered test sets into 18 international markets. The new T-47M5 Mode 5 IFF test set will be a cost effective upgrade option for our large installed base of Mode 4 test sets and we have seen substantial interest in this test set from a number of countries. TIC is scheduled to meet with two large European customers in January 2017 and we are expecting volume production contracts to be issued by these customers starting in the summer of 2017. All allied counties have a drop dead date of January 1, 2020 for Mode 5 capability, so this international business should remain strong for at least the next three years. The expectation is that we will significantly improve our gross margins beginning next fiscal year with a goal of returning to our traditional 50% gross margin levels. As such, the key will be to secure sufficient high margin business with our existing and new products to maintain a reasonable back-log. The timing of these new orders is largely out of our hands so we expect to see increased volatility in our quarterly revenues starting in fiscal year 2018.

The real long-term growth potential for the Company is in our new line of modular hand-held test sets. This provides us with the opportunity to expand out of our relatively narrow avionics test market niche and enter the much larger secure communications radio test market. We are actively working to line up partners to enter this growth market and we believe that our new hardware platform provides unmatched capabilities in a market leading form factor. Prototypes of this new test set will be available for view at the January 18, 2017 Annual Meeting. TIC is also evaluating upcoming U.S. Navy requirements and expects at least one large competitive solicitation will be issued in the next 12 months for a product in our technical area of expertise. We are also working closely with our other military customers on new potential market opportunities that will be needed to maintain our sales and profitability growth.

Aeroflex Litigation

We were informed this week that the Kansas Judge has rejected our summary judgment motion based on lack of standing to sue. The court has not issued a written order, explaining the decision. We continue to believe that Aeroflex’s case lacks merit and plan to file a summary judgement motion on the merits in early January 2017. The trial is currently scheduled for February 2017, although this date might slip given the delays in depositions and the volume of motions being introduced. This lawsuit has been a significant drag on profitability for many years and we are looking forward to a successful resolution in court.

Shareholder Relations

The Company has continued to issue press releases covering quarterly earnings and other significant events. We have also continued hosting conference calls to discuss our financial results and plan to recommence attendance at investor presentations after the conclusion of the Aeroflex litigation. The Company trades on the NYSE MKT with symbol TIK. Closing prices during the last 12 months have ranged between $3.40 and $4.80 per share.

 The Board of Directors and Company management appreciates your continued support and we hope to see you at the Annual Shareholder Meeting at Tel Instrument’s office at 4:00 p.m. on January 18, 2017.  Whether or not you are able to attend in person, we urge you to read the enclosed materials, sign and date the enclosed Proxy, and return it promptly in the enclosed envelope.  If you do attend in person, you may withdraw your Proxy and vote personally on any matters properly brought before the annual meeting.

Sincerely,

     /s/ Robert H. Walker                                               /s/ Jeffrey C. O’Hara
     Robert H. Walker, Chairman                                  Jeffrey C. O’Hara, President and CEO